Exhibit 1.01

TE Connectivity Ltd.
Conflict Minerals Report
For The Calendar-Year Reporting Period Ended December 31, 2015

1.              Overview

This Conflict Minerals Report has been prepared by TE Connectivity Ltd. (herein referred to as TE, the Company, we, us, or our) pursuant to Rule 13p-1 (the Rule) promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (Exchange Act). Rule 13p-1 and Form Specialized Disclosure (SD) were adopted by the Securities and Exchange Commission (SEC) to implement disclosure and reporting requirements related to “conflict minerals,” as directed by Congress in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank) which, among other things, added a new Section 13(p) to the Exchange Act. Specifically, Section 13(p), the Rule and Form SD together impose certain reporting obligations on those SEC registrants, like TE, whose manufactured products contain so-called “conflict minerals” that are necessary to the functionality or production of their products. The term “conflict minerals” is defined to mean cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (together, 3TG). The term “Covered Countries” for purposes of Section 13(p) and the SEC rules thereunder, as well as this report and the accompanying Form SD, are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

In 2015, we designed and manufactured products to connect power, data, and signal in a broad array of industries, including automotive, energy, industrial, broadband communications(1), consumer devices, healthcare, and aerospace and defense. Our principal product families included terminals and connector systems and components, relays, circuit protection devices(2), sensors, application tooling, wire and heat shrink tubing, fiber optics, wire and cable, racks and panels, wireless products, undersea telecommunications systems and antennas.

For the 2015 reporting period, our reasonable country of origin inquiry (RCOI) survey process targeted a refined list of TE products deemed at risk for having small quantities of tin, tantalum, tungsten and gold that are “necessary to the functionality or production” of these products within the meaning of Section 13(p) and the SEC’s rules thereunder (necessary conflict minerals). This change in our survey process is part of our continuous efforts to improve our 2013 and 2014 processes. These changes, as well as changes that we intend to make with each successive compliance year, are intended to bring the TE program into greater alignment with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and the supplements thereto relating to tin, tungsten, tantalum and gold (OECD Due Diligence Guidance), which has been identified by the SEC as an appropriate internationally recognized framework for conducting the RCOI and due diligence relating to necessary conflict minerals called for by Section 13(p), the Rule and Form SD, as well as to increase the amount of applicable data that we can make available to our customers for purposes of their own Conflict Minerals

(1) TE’s Broadband Network Solutions business was sold to CommScope, Inc. effective August 28, 2015.

(2) TE’s Circuit Protection Devices business was sold to Littelfuse, Inc. effective March 25, 2016.

programs. TE feels that investment of time and resources into continuous refinement of our target survey population allows for more effective statutory and regulatory compliance, allowing us to work more closely with in-scope suppliers, engage in resourcing where critical and expand our due diligence practices to make data collection even more reliable.

Notwithstanding these improvements in our RCOI and due diligence processes, both of which are based on the OECD Due Diligence Guidance and therefore overlap to a significant extent, we are unable to determine with absolute assurance the origin of all the necessary conflict minerals in our products for the 2015 reporting period (January 1 through December 31, 2015), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries and are not derived from recycled or scrap sources.  Accordingly, we are required under Section 13(p) and the Rule to submit this Conflict Minerals Report as an exhibit to our accompanying Form SD.

Conflict Minerals Policy

We have adopted a conflict minerals policy which is publicly available on our website at http://www.te.com/content/dam/te-com/documents/about-te/corporate-responsibility/global/conflict-minerals-policy.pdf.  Supplier adherence to this policy is a requirement of doing business with TE Connectivity.

Grievance Mechanism

We have well established processes to allow interested parties to contact us through our Office of the Ombudsman. Our Office of the Ombudsman can be contacted by email to directors@te.com, through the Internet at http://www.te.com/usa-en/about-te/corporate-responsibility/governance/ombudsman.html#chapter-4-dl or through mail at TE Connectivity, Office of the Ombudsman, 1050 Westlakes Drive, Berwyn, Pennsylvania 19312. In 2015, many customers used this mechanism to request responses to their Conflict Minerals Reporting Template (CMRT), which is described in more detail below, when unable to otherwise establish a TE contact for that purpose. Additionally, TE employees are encouraged to submit concerns either directly or anonymously related to the execution of the TE Conflict Minerals Program.

Supply Chain — Reasonable Country of Origin Inquiry

The products that we manufacture are highly complex, typically containing thousands of components from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines, the smelter or refinery processing facilities (SOR), and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers (suppliers that are closer to the SORs than TE in the supply chain) in order that they may provide us with accurate information about the origin of 3TG in the components and raw materials we purchase. We have been actively implementing contracts with those direct suppliers to impose new contract terms that compel these suppliers to support our due diligence efforts with respect to 3TG content.

Because of the complexity and size of our supply chain, we developed a risk-based approach to determining whether we had any necessary 3TG in our supply chain. All raw material and component commodity groups are evaluated each year for the presence of potential 3TG. Once those products and materials are identified, internal subject matter experts and engineers then analyze whether the 3TG in the products and materials are “necessary to the functionality or production” of such products. The end result of that analysis leads to identification of supplier products in-scope for being potentially at risk of containing necessary conflict minerals. In 2015, a total of 130,000 products (including components) were subject to an RCOI survey.

In 2015, we also actively pursued source data on a part level basis for all of our in-scope components and materials. This effort yielded a response rate of 90% of all products surveyed, although some of those responses noted the source of the Conflict Minerals could not be ascertained at this time.

We requested that all identified suppliers provide information to us regarding 3TG and SORs using the template developed by the Electronic Industry Citizenship Coalition® (EICC) and The Global e-Sustainability Initiative (GeSI), known as the EICC-GeSI Conflict Minerals Reporting Template (the Template), as part of a private-sector initiative to develop mechanisms for compliance with the OECD Due Diligence Guidance. The Template was developed by members of the electronics industry and other stakeholders, pursuant to the Conflict-Free Sourcing Initiative (CFSI), to facilitate disclosure and communication of information regarding smelters and refiners that provide material to members of a downstream manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities. While it was necessary for TE to modify this template in some fashion to accommodate our part level data collection and chain of custody analysis, we made no material changes to the CMRT.

Efforts to Determine Mine or Location of Origin

We have determined that requesting our suppliers to complete the Template, in addition to our data validation and non-responsive supplier termination processes and capacity building initiatives to aid suppliers trying to build transparency upstream, represents our reasonable efforts to determine the mines or locations of origin of 3TG in our supply chain. We have reached this conclusion in part as a result of our participation in the Conflict-Free Sourcing Initiative (CFSI) - an initiative of EICC and GeSI, which focuses on the location and “compliant” status of smelters and refineries subject to independent supply chain audits by third parties, our understanding of the OECD guidelines, and based on frequent consultation with compliance and sustainability leaders in companies similarly situated to TE.

Our data validation methodology expanded in 2015, and will continue to expand as our program becomes more mature. In 2015, we enhanced our plausibility determinations with regard to supplier data to include additional potential red flags (inconsistencies in responses). We also began to verify smelter information using various media sources and government/agency databases.

Smelters or Refiners and Country of Origin of 3TG

No supplier indicated that certain components they provided to us contained minerals that were derived from conflict sources in any of the Covered Countries.

We attach here, a complete listing of those SORs ascertained, through our supplier responses to the Template or upon further inquiry after a review of such responses, as providing necessary conflict minerals to TE for manufacture in 2015(3)  (“Exhibit A and Exhibit A-1 respectively”).

Description of Products Containing “Necessary” Conflict Minerals

We identified approximately 130,000 products potentially containing one or more 3TG minerals necessary to the functionality or production of our products; once 54,000 were eliminated as out of scope pursuant to the RCOI process, a total of 76,000 products were deemed to contain necessary conflict minerals. These products fall into all of our product families, including the following: terminals and connector systems and components, relays, circuit protection devices, sensors, application tooling, wire and heat shrink tubing, fiber optics, wire and cable, racks and panels, wireless products, undersea telecommunications systems and antennas.

After making the reasonable country of origin inquiry outlined above, we were unable to ascertain the country of origin of 3TG minerals necessary to the functionality or production of all 130,000 products and, as a consequence, proceeded to conduct the due diligence required under the OECD Due Diligence Guidance as applicable to downstream companies.

2.              Due Diligence

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance as applicable to downstream companies such as TE.  As discussed above, the OECD Due Diligence Guidance has been identified by the SEC as an appropriate (and thus far, the only), internationally recognized due diligence framework for purposes of Section 13(p) of the Exchange Act and the Rule and Form SD thereunder.

Due Diligence Performed

MANAGEMENT SYSTEMS

We have adopted a conflict minerals policy related to our sourcing of 3TG, and have developed a formalized Conflict Minerals Program for our suppliers which is governed by an official standard operating procedure (the Program). The policy is referenced in our Purchase Order terms, RFP documentation, and supply contracts, as well as being posted on our supplier portal.

(3) Exhibit A contains smelters and refiners who were identified in our RCOI but either 1) were not identified as a smelter per the CFSI; 2) has of the date of this filing, ceased operations as per the CFSI; 3) been Identified as a Group (parent) smelter by the CFSI, which has since converted that smelter to subsequent “facility’ level smelter CID (ex: HC Starck in Germany) or 4) been found and identified by TE as an actual smelter, but have not been validated (those without CID numbers). This list of smelters, although identified here, led to a rejection of the supplier’s RCOI survey for remediation of the response.

Internal Team

We have established a management system to support supply chain due diligence related to 3TG. Our management system includes an executive steering committee led by the Global Supply Chain Counsel, and a team of subject matter experts from functions such as supplier management (Global Procurement), engineering, finance, law and global corporate citizenship. The team of subject matter experts is responsible for implementing our Conflict Minerals compliance strategy as approved by our Executive Vice President and General Counsel.  As discussed further below, this team met regularly throughout 2015 to discuss the supply chain compliance process relating to conflict minerals.

Control systems

We do not typically have a direct relationship with 3TG SORs.  We do, however, participate with other major manufacturers in an industry-wide initiative to develop compliant supply chains, known as the EICC-GeSI’s CFSI, including the related Conflict-Free Smelter Program (CFSP).

Controls include the TE Guide to Ethical Conduct that outlines expected behaviors for all our employees, a TE Supplier Guide to Supplier Social Responsibility that outlines expected behaviors relative to working conditions and rights for suppliers and their employees, supply contracts containing a Conflict Minerals contract clause that requires suppliers to provide us with information about the source of 3TG and smelters/refiners, and if required, termination and supplier blacklisting processes that disqualify suppliers who refuse to provide Conflict Minerals data from doing business with TE. TE terminated several suppliers in 2015 for refusal to respond to its RCOI.

TE is also vigilant in maintaining program integrity controls. Each year, business segment presidents, supply chain executives, and all vice presidents of operations must certify adherence to the Program and make a personal declaration on behalf of their respective function as to the conflict status of TE’s products.

Maintain records

We have established a records retention schedule within our Program operating procedure to ensure that relevant materials are preserved for appropriate periods.

Supplier Engagement

We have created a number of supplier outreach tools, including but not limited to training and program materials, all of which are designed to encourage suppliers to develop their own conflict minerals due diligence programs in accordance with the SEC’s conflict minerals regulatory requirements. We maintain an electronic portal which directs suppliers to informational resources related to Conflict Minerals, including frequently asked questions (FAQs). Additionally, our Conflict Minerals webpage hosts the Template and our conflict minerals policy. We also have sent multiple communications directly to suppliers.

IDENTIFY AND ASSESS RISK IN THE SUPPLY CHAIN

We surveyed all direct suppliers of components or raw materials that were at risk for containing 3TG that were “necessary to the functionality or production” of our products described above.  Based on our procurement systems, over 100 commodity codes and 130,000 associated products required RCOI survey activity due to their risk profiles.

Survey Responses

We received responses from in excess of 80% of the suppliers surveyed.  These responses were provided using the Template, or a substantially similar variation thereof. We reviewed the responses against criteria developed by our internal team to determine which suppliers required further engagement. The criteria included incomplete responses as well as inconsistencies within the data reported by those suppliers, and we have worked directly with suppliers requiring additional engagement in an effort to secure revised responses. From the responses received, the following statistics were compiled:

Approximately 54,000 products were reported as out-of-scope by suppliers, meaning that they did not contain necessary conflict minerals.

Approximately 70,000 products were associated with a smelter or refinery listed on the CFSI list, or London Bullion Market Association (LBMA) list. Many suppliers were able to link particular SORs to specific TE products or components.

Approximately 1,400 products originated in regions not likely to source from the Covered Countries.

Approximately 17,500 products were of indeterminate origin — meaning that our relevant suppliers were unable to identify either the country of origin or the mine/SOR of origin.

DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO RISKS

•                  Senior management is briefed about our due diligence efforts on a regular basis.

•                  Executive leadership in a position to influence the outcome of the Program through either financial or administrative supports are required to certify alignment with the centralized RCOI survey and company due diligence processes and affirm direct knowledge and supervision of such activities.

•                  We have a Conflict Minerals Policy, and impose the provisions of such Policy on our direct suppliers as a condition of doing business with TE (e.g., supply contract language, supplier requirements/codes, etc.).

•                  We have implemented and continue to follow a risk management plan that outlines our responses to identified risks.

•                  Suppliers are required to demonstrate compliant sources of Conflict Minerals or an OECD compliant program, otherwise products purchased from them are re-sourced.

•                  Data validation enhancements assure integrity of data received and reliability for reporting.

CARRY OUT INDEPENDENT THIRD PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform or direct audits of these entities. We support SOR audits conducted by independent third parties through our participation in the CFSP, and have obtained the EICC-GeSI list of compliant smelters and refineries. In 2015, we began evaluating how to introduce our own supplier audit process, to be managed in tandem with our third-party conducted social audits, based on certain risk criteria (i.e. a stated Conflict Free supplier, or products originally deemed high risk but responded as “out of scope” on a supplier response). These audits will commence in 2016 for a small population of suppliers and gradually increase over time.

REPORT ON SUPPLY CHAIN DUE DILIGENCE

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence and is available on our website, along with the accompanying Form SD, at http://investors.te.com/financial-reports/sec-filings/default.aspx.

RESULTS OF DUE DILIGENCE

Notwithstanding improvements in our RCOI and due diligence processes, we are unable to determine with absolute assurance the origin of all the necessary conflict minerals in our products for the 2015 reporting period (January 1 through December 31, 2015), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries and are not derived from recycled or scrap sources.

3.              Steps to be taken in 2016 to mitigate risk

We intend to take the following steps as continuous improvement measures to our due diligence conducted in 2016, to further mitigate the risk that any necessary 3TG in our products finance or benefit armed groups in any of the Covered Countries:

•                  Work directly with suppliers who provide us with company level responses (those responses which do not establish a chain of custody) to encourage them to further develop their programs in alignment with statutory, regulatory and OECD requirements (i.e., on a product-specific basis).

•                  Engage any suppliers if found to be providing us with components or materials containing 3TG from sources that finance or benefit “armed groups” in the Covered Countries (as that term is defined in Section 13(p) and Item 1.01(d)(2) of Form SD) to establish an alternative source of 3TG that does not support the activities of any such group.

•                  Conduct independent third party audits of high risk suppliers to validate their compliance with the requirements of TE’s Conflict Minerals program.

•                  Terminate suppliers who refuse to provide us with requested Conflict Minerals data. Help and provide tools to those who want to build supply chain transparency via their own programs.

•                  Support an EU regulatory scheme that supports the US statutory model for Conflict Minerals and helps further the underlying intent of the Dodd Frank legislation.

•                  Make publically available information on TE’s continuous improvement in the execution of its Conflict Minerals Program.

Cautions Concerning Website Information and Forward-Looking Statements

Other than any documents expressly incorporated by reference in this Conflict Minerals Report, the information on any of our websites referred to in this report is not part of this report or any other document filed with the SEC, including the accompanying Form SD.

Certain statements in this report may be “forward-looking” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Exhibit A

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter City	Smelter Facility Location: State / Province
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES	CID000015	CFSI	Warwick	Rhode Island
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI	Fuchu	Tokyo
Gold	Aktyubinsk Copper Company TOO	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028	CFSI	Aktyubinsk	Aktobe
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	CFSI	Dubai	Dubai
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI	Pforzheim	Baden-Württemberg
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI	Almalyk	Tashkent Province
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	CFSI	Nova Lima	Minas Gerais
Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077	CFSI	Mendrisio	Ticino
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	Asahi Pretec Corp.	JAPAN	CID000082	CFSI	Kobe	Hyogo
Gold	Asahi Pretec Corporation	Asahi Pretec Corp.	JAPAN	CID000082	CFSI	Kobe	Hyogo
Gold	Asahi Refining Canada Limited	Asahi Refining Canada Limited	CANADA	CID000924	CFSI	Brampton	Ontario
Gold	Johnson Matthey Canada	Asahi Refining Canada Limited	CANADA	CID000924	CFSI	Brampton	Ontario
Gold	Johnson Matthey Inc.	Asahi Refining USA Inc.	UNITED STATES	CID000920	CFSI	Salt Lake City	Utah
Gold	Johnson Matthey Inc. (USA)	Asahi Refining USA Inc.	UNITED STATES	CID000920	CFSI	Salt Lake City	Utah
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES	CID000920	CFSI	Salt Lake City	Utah
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSI	Tamura	Fukushima
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI	Istanbul	Istanbul Province
Gold	ATAkulche	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI	Istanbul	Istanbul Province
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113	CFSI	Hamburg	Hamburg State
Gold	Bangalore Refinery	Bangalore Refinery	INDIA	CID002863	CFSI	Bangalore	Karnataka
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI	Quezon City	Manila
Gold	Central Bank of the Philippines Gold Refinery & Mint	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI	Quezon City	Manila
Gold	Bauer Walser AG	Bauer Walser AG	GERMANY	CID000141	CFSI	Keltern	Baden-Württemberg
Gold	Boliden AB	Boliden AB	SWEDEN	CID000157	CFSI	Skelleftehamn	Västerbotten
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI	Pforzheim	Baden-Württemberg
Gold	Caridad	Caridad	MEXICO	CID000180	CFSI	Nacozari	Sonora
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI	Montréal	Quebec
Gold	Xstrata	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI	Montréal	Quebec
Gold	CCR	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI	Montréal	Quebec
Gold	Cendres + Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189	CFSI	Biel-Bienne	Bern
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233	CFSI	Arezzo	Tuscany
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264	CFSI	Chiyoda	Tokyo
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	CFSI	Namdong	Incheon
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	CFSI	Huangshi	Huabei
Gold	Doduco	DODUCO GmbH	GERMANY	CID000362	CFSI	Pforzheim	Baden-Württemberg
Gold	Dowa	Dowa	JAPAN	CID000401	CFSI	Kosaka	Akita
Gold	Dowa Kogyo k.k.	Dowa	JAPAN	CID000401	CFSI	Kosaka	Akita
Gold	Do Sung Corporation	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	CFSI	Gimpo	Gyeonggi
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI	Honjo	Saitama
Gold	Ohio Precious Metals, LLC	Elemetal Refining, LLC	UNITED STATES	CID001322	CFSI	Jackson	Ohio
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES	CID001322	CFSI	Jackson	Ohio
Gold	OPM	Elemetal Refining, LLC	UNITED STATES	CID001322	CFSI	Jackson	Ohio
Gold	Faggi Enrico S.p.A.	Faggi Enrico S.p.A.	ITALY	CID002355	CFSI	Sesto Fiorentino	Florence
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	CFSI	Lanzhou	Gansu
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES	CID002459	CFSI	Warwick	Rhode Island
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI	Chengdu	Sichuan
Gold	The Great Wall Gold and Silver Refinery of China	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI	Chengdu	Sichuan
Gold	Great Wall Precious Metals Co,. LTD.	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI	Chengdu	Sichuan
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI	Guangzhou	Guangdong
Gold	Guangdong Gaoyao Co	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI	Guangzhou	Guangdong
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	CFSI	Zhaoyuan	Shandong
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI	Fuyang	Zhejiang

Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI	Pforzheim	Baden-Württemberg
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	CHINA	CID000707	CFSI	Fanling	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI	Hanau	Hesse
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	CFSI	Yuanling	Hunan
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	CFSI	Yuanling	Hunan
Gold	Hwasung CJ Co., Ltd.	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	CFSI	Danwon	Gyeonggi
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	CFSI	Hohhot	Inner Mongolia
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI	Soka	Saitama
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814	CFSI	Kuyumcukent	Istanbul
Gold	Japan Mint	Japan Mint	JAPAN	CID000823	CFSI	Osaka	Kansai
Gold	JCC	Jiangxi Copper Company Limited	CHINA	CID000855	CFSI	Guixi City	Jiangxi
Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855	CFSI	Guixi City	Jiangxi
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI	Verkhnyaya Pyshma	Sverdlovsk
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSI	Verkhnyaya Pyshma	Sverdlovsk
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSI	Ōita	Ōita
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	CFSI	Balkhash	Karaganda Region
Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957	CFSI	Ust-Kamenogorsk	East Kazakhstan
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFSI	Magna	Utah
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSI	Sayama	Saitama
Gold	Korea Metal Co., Ltd.	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988	CFSI	Nonhyeon	Seoul
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI	Bishkek	Chuy Province
Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSI	Riyadh	Riyadh Province
Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056	CFSI	Lingbao	Henan
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	CFSI	Lingbao	Henan
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSI	Onsan-eup	Ulsan
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	CFSI	Luoyang	Henan
Gold	Materion	Materion	UNITED STATES	CID001113	CFSI	Buffalo	New York
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSI	Iruma	Saitama
Gold	Metahub Industries Sdn. Bhd.	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821	CFSI	Johor Bahru	Johor
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFSI	Kwai Chung	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFSI	Tuas	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSI	Suzhou Industrial Park	Jiangsu
Gold	Metalor Switzerland	Metalor Technologies SA	SWITZERLAND	CID001153	CFSI	Marin	Neuchâtel
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157	CFSI	North Attleboro	Massachusetts
Gold	Met-Mex Penoles, S.A.	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161	CFSI	Torreon	Coahuila
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161	CFSI	Torreon	Coahuila
Gold	Mitsubishi Materials Corporation	Mistubishi Materials Corporation	JAPAN	CID001188	CFSI	Naoshima	Kagawa
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI	Takehara	Hiroshima
Gold	Mitsui Kinzoku Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI	Takehara	Hiroshima
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFSI	Mewat	Haryana
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI	Obrucheva	Moscow Region
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	CFSI	Bahçelievler	Istanbul
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSI	Navoi	Navoi Province
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259	CFSI	Noda	Chiba
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFSI	Vienna	Vienna
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSI	Nara-shi	Nara
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFSI	Krasnoyarsk	Krasnoyarsk Krai
Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	CFSI	Khasyn Settlement	Magadan Region
Gold	FSE Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI	Novosibirsk	Novosibirsk Province
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI	Novosibirsk	Novosibirsk Province
Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352	CFSI	Castel San Pietro	Ticino
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	CFSI	Yantai	Shandong
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI	Kasimov	Ryazan
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI	Jakarta	Java
Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	CID001498	CFSI	La Chaux-de-Fonds	Neuchâtel
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSI	Germiston	Gauteng
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510	CFSI	Miami	Florida
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534	CFSI	Ottawa	Ontario
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546	CFSI	Williston	North Dakota

Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFSI	Namdong	Incheon
Gold	Samdok Metal	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFSI	Namdong	Incheon
Gold	SAMWON METALS Corp.	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	CFSI	Changwon	Gyeongsangnam
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFSI	Amsterdam	North Holland
Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585	CFSI	Madrid	Community of Madrid
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	CFSI	Laizhou	Yantai
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	CFSI	Laizhou	Yantai
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI	Zhaoyuan	Shandong
Gold	Zhaojin Mining Industry Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI	Zhaoyuan	Shandong
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFSI	Chengdu	Sichuan
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN	CID002516	CFSI	Dayuan	Taoyuan
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754	CFSI	Long Island City	New York
Gold	Accurate Refining Group	So Accurate Group, Inc.	UNITED STATES	CID001754	CFSI	Long Island City	New York
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI	Shyolkovo	Moscow Region
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFSI	Tainan City	Taiwan
Gold	MEM(Sumitomo Group)	Sumitomo Metal Mining Co. Ltd.	JAPAN	CID001798	CFSI	Saijo	Ehime
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI	Saijo	Ehime
Gold	SMM	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI	Saijo	Ehime
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580	CFSI	Capolona	Tuscany
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa
Gold	Tanaka Denshi Kogyo K.K	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa
Gold	TANAKA Electronics(Malasia) SDN. BHD.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa
Gold	Tanaka Electronics (Singapore) Pte.Ltd	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa
Gold	Tanaka Electronics(Hong Kong)Pte.Ltd	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa
Gold	China’s Shandong Gold Mining Co., Ltd	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI	Laizhou	Yantai
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI	Laizhou	Yantai
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI	Laizhou	Yantai
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSI	Kuki	Saitama
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	CFSI	Tongling	Anhui
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	CFSI	Tongling	Anhui
Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955	CFSI	Asan	Chungcheong
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI	Guarulhos	São Paulo
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI	Dokmai	Pravet
Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI	Hoboken	Antwerp
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	CFSI	Alden	New York
Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003	CFSI	Balerna	Ticino
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI	Newburn	Western Australia
Gold	Perth Mint (ANZ)	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI	Newburn	Western Australia
Gold	AGR Mathey	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI	Newburn	Western Australia
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI	Pforzheim	Baden-Württemberg
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	CFSI	Osaka	Kansai
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSI	Sagamihara	Kanagawa
Gold	CHALCO Yunnan Copper Co. Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFSI	Kunming	Yunnan
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFSI	Kunming	Yunnan
Gold	China Henan Zhongyuan Gold Smelter	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI	Sanmenxia	Henan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI	Sanmenxia	Henan
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI	Sanmenxia	Henan
Gold	Fujian Zijin mining stock company gold smelter	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSI	Shanghang	Fujian
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSI	Shanghang	Fujian
Gold	Zijin Kuang Ye Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSI	Shanghang	Fujian
Tantalum	Avon Specialty Metals Ltd	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705	CFSI	Gloucester	Gloucestershire
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI	Changsha	Hunan
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSI	Conghua	Guangdong
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES	CID002504	CFSI	Gastonia	North Carolina
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410	CFSI	Sihui City	Guangdong
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	Duoluoshan	CHINA	CID000410	CFSI	Sihui City	Guangdong
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456	CFSI	Pompano Beach	Florida
Tantalum	F & X	F&X	CHINA	CID000460	CFSI	Jiangmen	Guangdong
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI	Jiangmen	Guangdong
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505	CFSI	Zhuzhou	Hunan

Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI	Aizuwakamatsu	Fukushima
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFSI	Boyertown	Pennsylvania
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI	Yingde	Guangdong
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501	CFSI	Kaili	Guizhou
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI	Map Ta Phut	Rayong
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSI	Goslar	Lower Saxony
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSI	Laufenburg	Baden-Württemberg
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI	Hermsdorf	Thuringia
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548	CFSI	Newton	Massachusetts
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549	CFSI	Mito	Ibaraki
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI	Hengyang	Hunan
Tantalum	Hi-Temp	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	CFSI	Yaphank	New York
Tantalum	Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	CFSI	Yaphank	New York
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFSI	Fengxin	Jiangxi
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFSI	Yi Chun City	Jiangxi
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI	Jiujiang	Jiangxi
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSI	Jiujiang	Jiangxi
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFSI	Jiujiang	Jiangxi
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539	CFSI	Matamoros	Tamaulipas
Tantalum	Kemet Blue Powder	KEMET Blue Powder	UNITED STATES	CID002568	CFSI	Mound House	Nevada
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFSI	Yifeng	Jiangxi
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076	CFSI	São João del Rei	Minas Gerais
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI	District Raigad	Maharashtra
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI	District Raigad	Maharashtra
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192	CFSI	Omuta	Fukuoka
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200	CFSI	Sillamäe	Ida-Virumaa
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI	Shizuishan City	Ningxia
Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540	CFSI	Liezen	Styria
Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556	CFSI	Reutte	Tyrol
Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508	CFSI	Fremont	California
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	CFSI	São João del Rei	Minas gerais
Tantalum	RFH	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522	CFSI	Zhuzhou	Hunan
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	CFSI	Zhuzhou	Hunan
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI	Solikamsk	Perm Krai
Tantalum	Solikamsk Metal Works	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI	Solikamsk	Perm Krai
Tantalum	Solikamsk	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI	Solikamsk	Perm Krai
Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869	CFSI	Harima	Hyogo
Tantalum	Telex Metals	Telex Metals	UNITED STATES	CID001891	CFSI	Croydon	Pennsylvania
Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES	CID002571	CFSI	Lancaster	Pennsylvania
Tantalum	Ulba	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI	Ust-Kamenogorsk	East Kazakhstan
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI	Ust-Kamenogorsk	East Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFSI	YunFu City	Guangdong
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFSI	Yichun	Jiangxi
Tantalum	Zhuzhou Cemented Carbide	Zhuzhou Cemented Carbide	CHINA	CID002232	CFSI	Zhuzhou	Hunan
Tin	Alpha Metals	Alpha	UNITED STATES	CID000292	CFSI	Altoona	Pennsylvania
Tin	Cookson	Alpha	UNITED STATES	CID000292	CFSI	Altoona	Pennsylvania
Tin	Alpha	Alpha	UNITED STATES	CID000292	CFSI	Altoona	Pennsylvania
Tin	Alent plc	Alpha	UNITED STATES	CID000292	CFSI	Altoona	Pennsylvania
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSI	Quy Hop	Nghe An
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	CID000228	CFSI	Chenzhou	Hunan
Tin	China Tin (Hechi)	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI	Laibin	Guangxi
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI	Laibin	Guangxi
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	CFSI	Hezhou	Guangxi
Tin	Cooper Santa	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFSI	Ariquemes	Rondonia
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFSI	Ariquemes	Rondonia
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570	CFSI	Sungailiat	Bangka
Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA	CID002592	CFSI	Pangkal Pinang	Bangka
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306	CFSI	Sungailiat	Bangka
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI	Pangkalan	Bangka
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315	CFSI	Pangkal Pinang	Bangka

Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI	Pangkal Pinang	Bangka
Tin	Dowa	Dowa Metals & Mining Co.Ltd	JAPAN	CID000402	CFSI	Kosaka	Akita
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	CFSI	Tinh Tuc	Cao Bang
Tin	Elmet S.L.U. (Metallo Group)	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774	CFSI	Berango	Vizcaya
Tin	Empresa Metalúrgica Vinto	EM Vinto	BOLIVIA	CID000438	CFSI	Oruro	Cercado
Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438	CFSI	Oruro	Cercado
Tin	ENAF	EM Vinto	BOLIVIA	CID000438	CFSI	Oruro	Cercado
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448	CFSI	Ariquemes	Rondônia
Tin	Feinhütte Halsbrücke GmbH	Feinhütte Halsbrücke GmbH	GERMANY	CID000466	CFSI	Halsbrücke	Saxony
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468	CFSI	Chmielów	Subcarpathian Voivodeship
Tin	Gejiu Fengming Metalurgy Chemical Plant	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848	CFSI	Jijie	Gejiu
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI	Putuo District	Shanghai
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI	Geiju	Yunnan
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSI	Geiju	Yunnan
Tin	Gejiu Zi-Li	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI	Geiju	Yunnan
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI	Geiju	Yunnan
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSI	Ganzhou	Jiangxi
Tin	China Rare Metal Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI	Yichun	Jiangxi
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI	Yichun	Jiangxi
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	CFSI	Chenzhou	Hunan
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI	São João del Rei	Minas Gerais
Tin	MSC	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI	Butterworth	Penang
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI	Butterworth	Penang
Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500	CFSI	Ariquemes	Rondonia
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES	CID001142	CFSI	Twinsburg	Ohio
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM	CID002773	CFSI	Beerse	Antwerp
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173	CFSI	Bairro Guarapiranga	São Paulo
Tin	Toboca/ Paranapenema	Mineração Taboca S.A.	BRAZIL	CID001173	CFSI	Bairro Guarapiranga	São Paulo
Tin	Funsur Smelter	Minsur	PERU	CID001182	CFSI	Paracas	Ica
Tin	Minsur	Minsur	PERU	CID001182	CFSI	Paracas	Ica
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI	Asago	Hyogo
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI	Ganzhou	Jiangxi
Tin	Jiangxi Nanshan	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI	Ganzhou	Jiangxi
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	CFSI	Quy Hop	Nghe An
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI	Sriracha	Chonburi
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI	Cavite Economic Zone	Rosario Cavite
Tin	OMSA	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	CFSI	Oruro	Cercado
Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.	RWANDA	CID002507	CFSI	Jabana	Kigali
Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393	CFSI	Pangkal Pinang	Bangka
Tin	Pt Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI	Kabupaten	Bangka
Tin	CV Nurjanah	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI	Kabupaten	Bangka
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI	Sungailiat	Bangka
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI	Sungailiat	Bangka
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI	Lintang	Bangka
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	CFSI	Sungailiat	Bangka
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFSI	Kabupaten	Bangka
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	CFSI	Pangkal Pinang	Bangka
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI	Sungailiat	Bangka
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI	Kepulauan	Bangka
Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424	CFSI	Sungailiat	Bangka
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428	CFSI	Pangkal Pinang	Bangka
Tin	PT Indra Eramult Logam Industri	PT Bukit Timah	INDONESIA	CID001428	CFSI	Pangkal Pinang	Bangka
Tin	Brand IMLI	PT Bukit Timah	INDONESIA	CID001428	CFSI	Pangkal Pinang	Bangka
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	INDONESIA	CID002696	CFSI	Kepulauan	Bangka
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI	Pangkal Pinang	Bangka
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI	Karimun	Kepulauan Riau
Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442	CFSI	Pangkal Pinang	Bangka
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530	CFSI	Sungailiat	Bangka
Tin	PT Justindo	PT Justindo	INDONESIA	CID000307	CFSI	Kabupaten	Bangka

Tin	CV Justindo	PT Justindo	INDONESIA	CID000307	CFSI	Kabupaten	Bangka
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448	CFSI	Karimun	Kepulauan Riau
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI	Sungailiat	Bangka
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457	CFSI	Sungailiat	Bangka
Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	CFSI	Kabupaten	Bangka
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458	CFSI	Kepulauan	Bangka
Tin	PT REFINED BANGKA TIN	PT Refined Bangka Tin	INDONESIA	CID001460	CFSI	Sungailiat	Bangka
Tin	Brand RBT	PT Refined Bangka Tin	INDONESIA	CID001460	CFSI	Sungailiat	Bangka
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI	Pangkal Pinang	Bangka
Tin	PT Seirama Tin Investment	PT Seirama Tin Investment	INDONESIA	CID001466	CFSI	Sungailiat	Bangka
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI	Pangkal Pinang	Bangka
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI	Pangkal Pinang	Bangka
Tin	Kundur Smelter	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI	Kundur	Riau Islands
Tin	PT Tambang Timah	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI	Kundur	Riau Islands
Tin	PT Timah (Persero) Tbk Kundur	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI	Kundur	Riau Islands
Tin	Indonesian State Tin Corporation Mentok Smelter	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI	Mentok	Bangka
Tin	PT Timah	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI	Mentok	Bangka
Tin	PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI	Mentok	Bangka
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI	Pangkal Pinang	Bangka
Tin	PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	INDONESIA	CID002478	CFSI	Bogor	West Java
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493	CFSI	Belitung Timur	Bangka
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479	CFSI	Topang Island	Riau Province
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	CFSI	São João del Rei	Minas gerais
Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539	CFSI	Longtan Shiang Taoyuang	Taiwan
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758	CFSI	Bebedouro	São Paulo
Tin	Thailand Smelting & Refining Co Ltd	Thaisarco	THAILAND	CID001898	CFSI	Amphur Muang	Phuket
Tin	Thaisarco	Thaisarco	THAILAND	CID001898	CFSI	Amphur Muang	Phuket
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	CFSI	Tan Quang	Tuyen Quang
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	CFSI	Nguyen Van Ngoc	Hanoi
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSI	Ariquemes	Rondonia
Tin	Chengfeng Metals Co Pte Ltd	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI	Geiju	Yunnan
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI	Geiju	Yunnan
Tin	Yunnan Chengfeng	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI	Geiju	Yunnan
Tin	China Yunnan Tin Co Ltd.	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180	CFSI	Geiju	Yunnan
Tin	YTCL	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180	CFSI	Geiju	Yunnan
Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180	CFSI	Geiju	Yunnan
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSI	Toyama City	Toyama
Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL	CID002833	CFSI	Araçariguama	São Paulo
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	CFSI	Vinh Bao District	Hai Phong
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI	Chenzhou	Hunan
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI	Ganzhou	Jiangxi
Tungsten	Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI	Ganzhou	Jiangxi
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	CFSI	Dayu Country	Jiangxi
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	CFSI	Ganzhou	Jiangxi
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI	Yanshi	Fujian
Tungsten	Ganxian Shirui New Material Co., Ltd.	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	CFSI	Ganxian	Jiangxi
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Tungsten Co Ltd	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI	Ganzhou	Jiangxi
Tungsten	China National Non Ferrous	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	CFSI	Ganzhou	Jiangxi
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSI	Towanda	Pennsylvania
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI	Chaozhou	Guangdong
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI	Chaozhou	Guangdong
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541	CFSI	Goslar	Lower Saxony
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFSI	Laufenburg	Baden-Württemberg
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFSI	Yuanling	Hunan
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFSI	Hengyang	Hunan

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578	CFSI	Hengyang	Hunan
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI	Hengyang	Hunan
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSI	Nalchik	Kabardino-Balkar Republic
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSI	Akita City	Akita
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI	Xiushui	Jiangxi
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI	Gao’an	Jiangxi
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI	Tonggu	Jiangxi
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFSI	Xiushui	Jiangxi
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI	Ganzhou	Jiangxi
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES	CID000966	CFSI	Fallon	Nevada
Tungsten	ATI Metalworking Products	Kennametal Huntsville	UNITED STATES	CID000105	CFSI	Huntsville	Alabama
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105	CFSI	Huntsville	Alabama
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI	Nanfeng Xiaozhai	Yunnan
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES	CID002589	CFSI	Depew	New York
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFSI	Dai Tu	Thai Nguyen
Tungsten	Pobedit, JSC	Pobedit, JSC	RUSSIAN FEDERATION	CID002532	CFSI	Vladikavkaz	Republic of North Ossetia-Alania
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538	CFSI	Huyen Nhon Trach	Tinh Dong Nai
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFSI	Halong City	TayNinh
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFSI	Halong City	Quang Ninh
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSI	St. Martin i-S	Styria
Tungsten	WBH	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSI	St. Martin i-S	Styria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI	Xiamen	Xiamen
Tungsten	Xiamen H.C.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI	Xiamen	Xiamen
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI	Haicang	Xiamen
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFSI	Ganzhou	Jiangxi
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI	Shaoguan	Guangdong
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI	Shaoguan	Guangdong

Exhibit A-1

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number
Gold	Smelter not listed	China National Gold Group Corporation	CHINA	CID000242	CFSI
Gold	Smelter not listed	Colt Refining	UNITED STATES	CID000288	CFSI
Gold	Smelter not listed	K.A.Rasmussen as	NORWAY	Found	Not Validated
Tantalum	Smelter not listed	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES	Found	Not Validated
Tantalum	Smelter not listed	Global Advanced Metals	UNITED STATES	CID000564	CFSI
Tantalum	Smelter not listed	Heraeus Material Technology GmbH null KG (Heraeus Holding GmbH)	GERMANY	Found	Not Validated
Tantalum	Smelter not listed	Ningxia Non-ferrous Metal Smeltery	CHINA	Found	Not Validated
Tantalum	Smelter not listed	Plansee	AUSTRIA	CID001368	CFSI
Tantalum	Smelter not listed	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634	CFSI
Tantalum	Smelter not listed	Starck	GERMANY	CID000654	CFSI
Tantalum	Smelter not listed	Tantalite Resources	SOUTH AFRICA	CID001879	CFSI
Tantalum	Smelter not listed	Tantalum Mining Corp. of Canada Ltd	CANADA	Found	Not Validated
Tin	Smelter not listed	CV Makmur Jaya	INDONESIA	CID000308	CFSI
Tin	Smelter not listed	Global Advanced Metals Pty Ltd	AUSTRALIA	Found	Not Validated
Tin	Smelter not listed	Kunshan Chengli Tin Co., Ltd	CHINA	Found	Not Validated
Tin	Smelter not listed	Minsur S.A. Tin Metal	PERU	Found	Not Validated
Tin	Smelter not listed	Nippon Micrometal Corp.	JAPAN	Found	Not Validated
Tin	Smelter not listed	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	CFSI
Tin	Smelter not listed	PT Babel Surya Alam Lestari	INDONESIA	CID001406	CFSI
Tin	Smelter not listed	PT Bangka Putra Karya	INDONESIA	CID001412	CFSI
Tin	Smelter not listed	PT HP Metals Indonesia	INDONESIA	CID001445	CFSI
Tin	Smelter not listed	PT Koba Tin	INDONESIA	CID001449	CFSI
Tin	Smelter not listed	PT Singkep Times Utama	INDONESIA	CID002476	CFSI
Tin	Smelter not listed	PT Supra Sukses Trinusa	INDONESIA	CID001476	CFSI
Tin	Smelter not listed	PT Yinchendo Mining Industry	INDONESIA	CID001494	CFSI
Tin	Smelter not listed	Senju Metal Industry Co., Ltd.	MALAYSIA	Found	Not Validated
Tin	Smelter not listed	Super Ligas	BRAZIL	Found	Not Validated
Tin	Smelter not listed	Tin Co. Ltd, Minmetals Ganzhou	CHINA	CID001179	CFSI
Tungsten	Smelter not listed	Ganzhou Sinda W&MO Co.,Ltd	CHINA	Found	Not Validated
Tungsten	Smelter not listed	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493	CFSI
Tungsten	Smelter not listed	Wolfram JSC, Russia	RUSSIAN FEDERATION	CID002047	CFSI
Tungsten	Smelter not listed	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236	CFSI